UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 11, 2026

BioVie Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-39015	46-2510769
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

680 W Nye Lane, Suite 201 Carson City, NV	89703
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (775) 888-3162

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, Par Value $0.0001 Per Share	BIVI	The Nasdaq Stock Market, LLC
Warrants to purchase Class A Common Stock, $0.0001 par value per share	BIVIW	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement.

On September 11, 2026, BioVie Inc., a Nevada corporation (the “Company”), entered into a sales agreement (the “Sales Agreement”) with A.G.P./Alliance Global Partners (the “Agent”), pursuant to which the Company may issue and sell from time to time, to or through the Agent, shares of the Company’s Class A common stock, par value $0.0001 per share (“Common Stock”), having an aggregate offering price of up to $6,464,341 (the “Placement Shares”).

The Placement Shares will be offered and sold pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-296924) (the “Registration Statement”), which was filed with the Securities and Exchange Commission (“SEC”) on June 18, 2026 and declared effective by the SEC on June 29, 2026, the base prospectus contained therein, and a prospectus supplement that was filed with the SEC on September 11, 2026.

The Agent may sell the Placement Shares by any method deemed to be an “at-the-market offering” as defined in Rule 415 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), including, without limitation, sales made directly on or through The Nasdaq Capital Market or on any other existing trading market in the United States for the Common Stock. The Agent may also sell Placement Shares in negotiated transactions with the Company’s prior approval. The Agent will use commercially reasonable efforts to sell on the Company’s behalf all the Placement Shares requested to be sold by the Company, consistent with the Company’s normal trading and sales practices, on mutually agreed terms.

The Sales Agreement contains customary representations, warranties and agreements by the Company and indemnification obligations of the Company and the Agent for certain liabilities under the Securities Act. Under the terms of the Sales Agreement, the Company will pay the Agent a commission equal to 3.0% of the gross proceeds of the Placement Shares sold through the Agent under the Sales Agreement. In addition, the Company has agreed to reimburse the Agent for certain specified expenses.

The Company intends to use the proceeds from the sale of the Placement Shares, if any, for general corporate purposes.

The offer and sale of the Placement Shares pursuant to the Sales Agreement will terminate upon the earlier of (a) the issuance and sale of all of the Placement Shares subject to the Sales Agreement, (b) the expiration of the Registration Statement on the third anniversary of its initial effective date pursuant to Rule 415(a)(5) under the Securities Act, or (c) the termination of the Sales Agreement by the Agent or the Company pursuant to the terms thereof. The Company has no obligation to sell any of the Placement Shares, and may at any time suspend offers under the Sales Agreement or terminate the Sales Agreement.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

A copy of the opinion of Fennemore Craig, P.C. relating to the validity of the Placement Shares is filed herewith as Exhibit 5.1.

The description of the material terms of the Sales Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Sales Agreement, which is filed herewith as Exhibit 1.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

1.1*	Sales Agreement, dated September 11, 2026, by and between BioVie Inc. and A.G.P./Alliance Global Partners.

5.1	Opinion of Fennemore Craig, P.C.

23.1	Consent of Fennemore Craig, P.C. (contained in Exhibit 5.1).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Certain schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company undertakes to furnish supplemental copies of any of the omitted schedules upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BioVie INC.

	By:	/s/ Joanne Wendy Kim
		Name:	Joanne Wendy Kim
		Title:	Chief Financial Officer

Date: September 11, 2026